Exhibit 99.10
PINNACLE WEST CAPITAL CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION — OPERATING INCOME
(GAAP MEASURE) TO GROSS MARGIN (NON-GAAP FINANCIAL MEASURE)
(in thousands)

	THREE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2006	2005	Pretax	After Tax
RECONCILIATION OF REGULATED ELECTRICITY SEGMENT GROSS MARGIN
Operating Income (closest GAAP measure)	$60,070	$82,787	$(22,717)	$(13,846)
Plus:
Operations and maintenance	180,122	168,706	11,416	6,958
Real estate segment operations	76,266	87,811	(11,545)	(7,037)
Depreciation and amortization	91,336	85,622	5,714	3,483
Taxes other than income taxes	28,425	28,512	(87)	(53)
Other expenses	5,853	12,536	(6,683)	(4,073)
Regulatory disallowance	—	(4,655)	4,655	2,837
Marketing and trading fuel and purchased power	62,840	77,744	(14,904)	(9,084)
Less:
Real estate segment revenues	81,470	105,081	(23,611)	(14,391)
Other revenues	7,999	14,458	(6,459)	(3,937)
Marketing and trading revenues	71,390	84,098	(12,708)	(7,746)

Regulated electricity segment gross margin	$344,053	$335,426	$8,627	$5,259

PINNACLE WEST CAPITAL CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION — OPERATING INCOME
(GAAP MEASURE) TO GROSS MARGIN (NON-GAAP FINANCIAL MEASURE)
(in thousands)

	TWELVE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2006	2005	Pretax	After Tax
RECONCILIATION OF REGULATED ELECTRICITY SEGMENT GROSS MARGIN
Operating Income (closest GAAP measure)	$618,870	$515,289	$103,581	$63,133
Plus:
Operations and maintenance	691,277	635,827	55,450	33,797
Real estate segment operations	324,861	278,366	46,495	28,339
Depreciation and amortization	358,644	347,652	10,992	6,700
Taxes other than income taxes	128,395	132,040	(3,645)	(2,222)
Other expenses	28,415	51,987	(23,572)	(14,367)
Regulatory disallowance	—	138,562	(138,562)	(84,454)
Marketing and trading fuel and purchased power	290,637	293,091	(2,454)	(1,496)
Less:
Real estate segment revenues	399,798	338,031	61,767	37,647
Other revenues	36,172	61,221	(25,049)	(15,267)
Marketing and trading revenues	330,742	351,558	(20,816)	(12,687)

Regulated electricity segment gross margin	$1,674,387	$1,642,004	$32,383	$19,737

RECONCILIATION OF MARKETING AND TRADING GROSS MARGIN
Operating Income (closest GAAP measure)	$618,870	$515,289	$103,581	$63,133
Plus:
Operations and maintenance	691,277	635,827	55,450	33,797
Real estate segment operations	324,861	278,366	46,495	28,339
Depreciation and amortization	358,644	347,652	10,992	6,700
Taxes other than income taxes	128,395	132,040	(3,645)	(2,222)
Other expenses	28,415	51,987	(23,572)	(14,367)
Regulatory disallowance	—	138,562	(138,562)	(84,454)
Regulated electricity segment fuel and purchased power	960,649	595,141	365,508	222,777
Less:
Real estate segment revenues	399,798	338,031	61,767	37,647
Other revenues	36,172	61,221	(25,049)	(15,267)
Regulated electricity segment revenues	2,635,036	2,237,145	397,891	242,515

Marketing and trading gross margin	$40,105	$58,467	$(18,362)	$(11,192)